SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 3, 2013

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Registrant’s reverse stock split on a 1 for 3.5 basis, effective September 10, 2013, the Registrant filed a Certificate of Change to its Articles of Incorporation pursuant to Section 78.209 of the Nevada Revised Statutes  (the “Amendment”) on September 3, 2013. The Amendment effectuated a reverse stock split of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) by simultaneously decreasing the number of the Registrant’s authorized and outstanding capital stock on a basis of 1 for 3.5 shares (the “Split”). Accordingly, upon effectiveness of the Split, the Registrant’s authorized capital stock shall consist of (i) 85,714,286 shares of Common Stock and (ii) 5,714,286 blank check preferred shares, par value $0.001 (the “Preferred Stock”), of which approximately 46,854,239 shares of Common Stock and 2,820,572 shares of Preferred Stock shall be outstanding.

The Registrant has elected to effectuate the Split in order that the price of the Common Stock qualify for listing on a national securities exchange. The Amendment was unanimously approved by the Board of Directors so that the Common Stock would comply with such listing requirement.

A complete copy of the Amendment is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

3.1	Certificate of Change pursuant to NRS Section 78.209 of NanoViricides, Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: September 9, 2013	By:	/s/ Eugene Seymour, MD
Name: Eugene Seymour Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description
3.1	Certificate of Change pursuant to NRS Section 78.209 of NanoViricides, Inc.